SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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TRITON PETROLEUM GROUP, INC.
f/k/a AMERICAN PETROLEUM GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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INFORMATION STATEMENT TO STOCKHOLDERS
OF
TRITON PETROLEUM GROUP, INC.
f/k/a AMERICAN PETROLEUM GROUP, INC.
c/o Alpha Corporate Advisors, LLC
68 South Service Road
Suite 100
Melville, NY 11747
631-577-4088
----------------------------------------------------

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.0001 par value (the “Common Stock”), of TRITON PETROLEUM GROUP, INC. f/k/a AMERICAN PETROLEUM GROUP, INC. (the “Company”) to notify such stockholders that on or about April 20, 2007, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to “High Velocity Alternative Energy Corp.” (the “Name Change”).

The Company had previously filed a Schedule 14C Information Statement on December 5, 2005, wherein we notified our shareholders that the name of the Company was being changed from American Petroleum Group, Inc. to Triton Petroleum Group, Inc. In light of the determination of the Company that it wants its corporate name to not be so restrictive and indicate its ability to expand into other possible opportunities the Board of Directors determined to change the name of the Corporation to High Velocity Alternative Energy Corp.

This Information Statement describing the approval of the Name Change (the “Stockholder Matter”) is first being mailed or furnished to the Company's stockholders on or about May 1, 2007, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $2,500.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

OUTSTANDING VOTING SECURITIES

As of April 13, 2007 (the “Record Date”), out of the 100,000,000 shares of Common Stock authorized there were 47,303,400 shares of Common Stock issued and outstanding, and out of the 10,000,000 shares of preferred stock authorized there were 1,500,000 shares of the preferred stock issued and outstanding outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote. Each share of Series B Convertible Preferred Stock was entitled to forty-five (45) votes.

The Company’s Board of Directors approved this action as of April 20, 2007 and recommended that the Articles of Incorporation be amended in order to effectuate the name change.

The proposed Amendment to the Articles of Incorporation to amend the name of the Corporation to “High Velocity Alternative Energy Corp.” will be filed with the Nevada Secretary of State and will be effective upon filing by the Secretary of State of Nevada on May 21, 2007. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of April 13, 2007, with respect to the beneficial ownership of the 47,303,400 outstanding shares of the Company's Common Stock and 1,500,000 of the Company’s Series B Cumulative Convertible Preferred Stock, by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

	No. of		No. of
	Common	% ownership	Series B Preferred	(1)	% Ownership (2)
Ronald Shapss (3)	1,750,000	3.6	250,000		27.5
Elliot Cole (3)	225,000	*	-
James W. Zimbler (3) (4)	1,158,000	2.4	18,000		4.1
Keystone Capital Resources, LLC (5)	1,500,000	3.1	167,585		19.1
1328 Zion Road
Bellefonte, PA 16823
Malibu Management Company (5)	-		16,000		*
Michael S. Krome, Esq. (4)	225,000	*	42,780		*
Alpha Advisors, LLC (4)	391,250	*	-
Highgate House Funds Ltd.	3,175,000	6.7
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Alliance Financial Networks Inc. (6)	600,000	*	184,000		18.7
2291 Arapahoe
Boulder, CO 80302
William Boussung (6)	500,000	*	-
10300 West Charleston #13-378
Las Vegas, NV 89135
The Margolies Family Trust	3,000,000	6.3	-
Michael Margolies	-		100,000		9.5
Richard Carter	-		150,000		14.2
Michael Cahr	-		100,000

Officers and Directors as a	4,633,000	9.7	451,585	(7)	52.8
Group (5 persons) (3)

(1)	Each one share of the Series B Cumulative Convertible Preferred Share (“Preferred Shares”) is convertible a the option of the holder into 45 shares of common stock of the company
(2)	Assuming conversion of all Series B Preferred shares at a ration of 1 Series B Preferred share to 45 common shares
(3)	Officer/Director of the Company
(4)
Alpha Advisors, LLC is controlled by James W. Zimbler (2,658,000), George L. Riggs (150,000 shares), and Michael S. Krome. When all of the ownership percentages are added, totaling 3,033,000 shares, the control percentage for Alpha Advisors LLC is 6.4% for the common shares and 30.6%, if voted as a block.

(5)
Keystone Capital Resources, LLC and Miami Management Company, LLC are controlled by James W. Zimbler, Interim President. When the holdings of Mr. Zimbler and Keystone Capital Resources, LLC are combined, the total of 2,658,000 common shares equals 5.6%, including the preferred shares, the total is 24.7%

(6)	Alliance Financial Networks, Inc. is controlled by William Boussung. Combined, the total number of common shares and preferred shares, is 1,100,000, equaling 19.8%.
(7)	The 451,585 of Series B Cumulative Convertible Preferred shares converts into 24,954,325 shares of common stock.

Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) of the Exchange Act.

The following individual has been appointed by to our Board of Directors, effective March 2, 2007, to the position(s) indicated:

Name	Age	Position
Ron Shapss	58	Chairman of the Board
James W. Zimbler	40	Interim President and Director
Elliot Cole Esq.	71	Director

Ron Shapss, 58, Chairman of the Board
Mr. Shapss is the founder of Ronald Shapss Corporate Services, Inc., (“RSCS”) a company engaged in consolidating fragmented industries since 1992. RSCS was instrumental in facilitating the roll-up of several companies into such entities as U.S. Delivery, Inc., Consolidated Delivery & Logistics, Inc. Mr. Shapss was also the founder of Coach USA, Inc. A 1970 graduate of Brooklyn Law School, Mr. Shapss is a member of the New York bar.

James W. Zimbler, 40, Interim President and Director
James W. Zimbler has been a principal of Alpha Corporate Advisors, LLC, since its inception in May 2002. Alpha is involved as a consultant in the mergers and acquisitions of public companies and consulting for private companies that wish to access the public markets. Prior to becoming a founding member of Alpha, he was involved in consulting for capital raising, re-capitalization and mergers and acquisitions for various clients. Mr. Zimbler is one of the initial shareholders in Accountabilities, Inc., f/k/a Human Trans Services Holding Corp (“ACBT”). Mr. Zimbler has recently focused his energies in the field of turnarounds of small emerging private and public companies. He has served on the Board of Directors and/or Officer of several companies since 2000, including, Triton Petroleum Group, Inc., Universal Media, Inc., and Genio Holdings, Inc.

Elliot Cole, Esq., 71, Director
Former Partner, Patton Boggs LLP. Elliot Cole has practiced corporate law for 40-plus years, more than 30 of which he has been a partner at Patton Boggs LLP. He has been a Director of Human Trans Services Holding Corp (OTC BB "HTSC") since May 2004. His expertise is rooted in the representation of early-stage companies. As a counselor of startups through mezzanine and later-stage financing, Mr. Cole assists with bringing companies in a wide range of businesses along to maturity. His broad-based contacts with financiers and investors have provided capital and management assistance to a number of the firm's clients over the years. Mr. Cole has served on the boards of several business, community and social organizations. He has been a trustee of Boston University, his alma mater, for over 20 years, having served on its Investment Committee and Community Technology Fund.

Executive Compensation

For the fiscal year ended December 31, 2005, no Officer/Director has been compensated with salaries or other form of remuneration except as set forth below:

	2005
				Aggregate
	Capacities in			Restricted
	Which Remuneration		Cash	Share
Name	Was Received	Period Ended	Payment	Remuneration

Ronal Shapss (1)	Chairman of the Board	December 31, 2005	$4,615	$800,000	(2)
James W. Zimbler	Interim President	December 31, 2005	$112,192	$200,000	(2)
Richard Carter (3)	Vice President	December 31, 2005	$66,000	$200,000	(2)
George L. Riggs, III (4)	Chief Financial Officer	December 31, 2005	$13,846	$-0-
Michael S. Krome, Esq. (5)	General Counsel	December 31, 2005	$32,308	$37,500	(2)
James J. Carroll (6)	Chief Financial Officer	December 31, 2005	$45,923	$75,000	(2)
George Campbell	President	December 31, 2005	$23,076	$125,000	(2)
Elliott Cole	Director	December 31, 2005	$-0-	$120,000	(2)

(1) Mr. Shapss was elected Chairman of the Board on February 15, 2005
(2) Based upon shares of restricted common stock of the Company, discounted
(3) Mr. Carter resigned as Director on June 24, 2005
(4) Mr. Riggs resigned as CFO on March 17, 2005
(5) Mr. Krome resigned as Director on August 1, 2006
(6) Mr. Carroll was elected Chief Financial Officer on March 17, 2005
(7) Mr. Campbell was elected President on August 1, 2005 and resigned on May 4, 2006

Director Compensation
Our directors receive no compensation for their services as director, at this time, other than what has already been paid by the issuance of shares of common stock.

Director and Officer Insurance
The Company does not have directors and officers ("D & O") liability insurance at this time.

DESCRIPTION OF THE STOCKHOLDER MATTER

Approval of the Certificate of Amendment to the Company's Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of May 4, 2006, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of May 4, 2006, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, already filed with the Secretary of State of the State of Nevada changed the Company's name to “High Velocity

Alternative Energy Corp.” or such similar available name, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Purpose of Proposed Name Change

We negotiated an agreement with the American Petroleum Institute (API) with respect to the use of the API mark on our products, indicating that they have approved the content of our oil products.

Pursuant to agreement with API we have agreed, in order to avoid any confusion with their name and associated trademark to amend our corporate name to the proposed name contained herein.

In addition, the Board of Directors of the Company wants its corporate name to not be so restrictive and indicate its ability to expand into other possible opportunities in the energy field, of both conventional and potential alternative energies.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the “Nevada Law”). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained
The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to “High Velocity Alternative Energy Corp.” On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 47,303,400 shares of the Company's common stock, par value $.0001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On April 20, 2007, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.
Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NW Washington, D.C, 20459. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NW Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:
(1) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006;
(2) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006;
(3) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006; and
(4) Annual Report on Form 10-KSB, as amended for the year ended December 31, 2005

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:

By order of the Board of Directors of
TRITON PETROLEUM GROUP, INC.
f/k/a American Petroleum Group, Inc.
c/o Alpha Corporate Advisors, LLC
68 South Service Road
Suite 100
Melville, NY 11747
Phone - 631-577-4088
April 13, 2007
By: /s/ James W. Zimbler
----------------------
Name: James W. Zimbler
Title: Interim President